UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Saba Software, Inc. (the “Company”) issued a press release on April 2, 2014 disclosing, among other items, an update on its business results for the third quarter of fiscal year 2014 and its progress on the restatement of historical financial results. A copy of the Company’s press release is furnished hereto as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01. Other Events.

As previously disclosed, the Company is subject to an investigation by the staff of the Securities and Exchange Commission (the “SEC”) in connection with matters giving rise to the Company’s pending restatement and failure to file its periodic reports with the SEC. The staff has recently indicated to the Company that it has made a preliminary determination to recommend an enforcement action against the Company in connection with these matters. The Company continues to fully cooperate with the staff on the investigation and is seeking a prompt resolution of the potential enforcement matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: April 2, 2014	/s/ Mark Robinson
(Signature)
Mark Robinson
Chief Financial Officer